UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2025

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 Enterprise, Suite 200 Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SHO	New York Stock Exchange
Series H Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRH	New York Stock Exchange
Series I Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On September 24, 2025, Sunstone Hotel Investors, Inc. (the “Company”) entered into a Third Amended and Restated Credit Agreement (the “Amended Credit Agreement”) by and among the Company; Sunstone Hotel Partnership, LLC; the lenders party thereto; Wells Fargo Bank, National Association, as administrative agent; Wells Fargo Securities, LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, U.S. Bank National Association, Truist Securities, Inc., Regions Capital Markets and The Huntington National Bank, as joint lead arrangers; Wells Fargo Securities, LLC, BofA Securities, Inc. and JPMorgan Chase Bank, N.A., as joint bookrunners; Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents; and Capital One, National Association and Manufacturers and Traders Trust Company, as documentation agents. The Amended Credit Agreement provides for a $500 million unsecured revolving credit facility and three unsecured term loan facilities in the aggregate amount of $850 million. The Company’s operating partnership, Sunstone Hotel Partnership, LLC, is the borrower under the Amended Credit Agreement and certain of the Company’s subsidiaries guarantee its obligations under the Amended Credit Agreement.

The revolving credit facility under the Amended Credit Agreement matures on September 24, 2029. The Company may extend the maturity date of the revolving credit facility under the Amended Credit Agreement, exercisable two (2) times, by six (6) months for each extension, to September 24, 2030, upon the payment of applicable fees and satisfaction of certain customary conditions.

As part of the Amended Credit Agreement, the Company increased the aggregate amount of its two existing unsecured term loans from $350 million to $550 million ($275 million (the “Term 1 Loan”) and $275 million (the “Term 2 Loan”), respectively) and added a new unsecured term loan in the aggregate amount of $300 million (“Term 3 Loan”). The Term 1 Loan is available on a delayed draw basis, of which only $185 million was drawn at closing and remainder of which is available for a period of 150 days post-closing. The Term 1 Loan matures on January 24, 2029; the Term 2 Loan matures on January 24, 2030; and the Term 3 Loan matures on January 24, 2031. The Company may extend (x) the maturity date of the Term 1 Loan under the Amended Credit Agreement, exercisable two (2) times, by twelve (12) months for each extension, to January 24, 2031, and (y) the maturity date of the Term 2 Loan under the Amended Credit Agreement, exercisable one (1) time, by twelve (12) months, to January 24, 2031, in each case, upon the payment of applicable fees and satisfaction of certain customary conditions.

The Company also has the right to increase the revolving portion of the Amended Credit Agreement, or to add term loans, in an amount up to $300 million, for an aggregate facility of $1.65 billion, from lenders that are willing to provide such increase or such additional term loans.

Interest is paid on the periodic advances on the revolving facility and amounts outstanding on the term loans at varying rates, based upon adjusted term SOFR as defined in the Amended Credit Agreement plus an applicable margin. The applicable margin is based upon the Company’s ratio of net indebtedness to EBITDA, as follows:

Level	Leverage Ratio	Applicable Margin for Revolving Loans that are SOFR Loans	Applicable Margin for Revolving Loans that are Base Rate Loans	Applicable Margin for Term Loans that are SOFR Loans	Applicable Margin for Term Loans that are Base Rate Loans
1	Less than 3.00 to 1.00	1.40%	0.40%	1.35%	0.35%
2	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	1.45%	0.45%	1.40%	0.40%
3	Greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	1.50%	0.50%	1.45%	0.45%
4	Greater than or equal to 4.00 to 1.00 but less than 5.00 to 1.00	1.60%	0.60%	1.55%	0.55%
5	Greater than or equal to 5.00 to 1.00 but less than 5.50 to 1.00	1.80%	0.80%	1.75%	0.75%
6	Greater than or equal to 5.50 to 1.00 but less than 6.00 to 1.00	1.95%	0.95%	1.85%	0.85%
7	Greater than or equal to 6.00 to 1.00	2.25%	1.25%	2.20%	1.20%

In addition to the interest payable on amounts outstanding under the Amended Credit Agreement, the Company is required to pay (x) an amount equal to 0.20% of the unused portion of the revolving commitments if the average unused amount of the revolving commitments is less than or equal to 50% and 0.25% if the average unused amount of the revolving commitments is greater than 50% and (y) an amount equal to 0.25% of the unused portion of the Term 1 Loan.

The Amended Credit Agreement and Amended Term Loans contains various corporate financial covenants. A summary of certain covenants is as follows:

Covenant
Maximum leverage ratio	6.50:1.00
Minimum fixed charge coverage ratio	1.50:1.00
Maximum unencumbered leverage ratio	0.60:1.00
Minimum unsecured interest expense coverage ratio	2.00:1.00
Secured Indebtedness	Less than 45% of Total Asset Value

The Amended Credit Agreement requires the Company to maintain a designated pool of unencumbered borrowing base properties. The unencumbered borrowing base must be a minimum of seven (7) properties with an unencumbered borrowing base asset value, as defined, of not less than $500 million.

The Amended Credit Agreement contains representations, financial and other affirmative and negative covenants, events of default and remedies typical for this type of facility.

The foregoing description of the Amended Credit Agreement and Amended Term Loans is qualified in its entirety by the full terms and conditions of the Amended and Restated Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On September 25, 2025, the Company issued a press release announcing the closing of the Third Amended and Restated Credit Agreement. A copy of that press release is furnished as Exhibit 99.1 to this report. The press release has also been posted in the investor relations section of the Company’s website at www.sunstonehotels.com.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

Exhibit Index

Exhibit No.	Description
10.1	Third Amended and Restated Credit Agreement, dated September 24, 2025.
99.1	Press Release, dated September 25, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: September 26, 2025	By:	/s/ Aaron R. Reyes
Aaron R. Reyes Principal Financial Officer and Duly Authorized Officer